EXHIBIT 5.2

                     [LETTERHEAD OF DAVIS POLK & WARDWELL]


                                       October 19, 1995


SunAmerica Inc.
1 SunAmerica Center
Los Angeles, California 90067-6022

Ladies and Gentlemen:

               We have acted as special counsel for SunAmerica Inc., a Maryland corporation ("SunAmerica"), in connection with the issuance from time to time of up to $300,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as SunAmerica shall designate at the time of issuance) of its Medium Term Notes, Series 2 (the "Notes") to be issued pursuant to the Senior Indenture dated as of April 15, 1993, as supplemented by the Supplemental Indenture dated as of June 28, 1993 (as so supplemented, the "Indenture") between SunAmerica and The First National Bank of Chicago, as trustee (the "Trustee"). The Notes have been registered under the Securities Act of 1933, as amended (the "Act"), under a Registration Statement on Form S-3 (Registration No. 33-62405) as amended (the "Registration Statement"), and are being offered for sale pursuant to a Prospectus Supplement dated October 19, 1995 (the "Prospectus Supplement") to the Prospectus dated September 29, 1995, included in the Registration Statement, relating to senior and subordinated debt securities, preferred stock and common stock of SunAmerica and warrants to purchase the foregoing.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

               Based on the foregoing, we are of the opinion that, assuming that the series of Notes has been duly authorized, when the terms of a particular Note and its issuance and sale have been duly established in conformity with the Indenture, and assuming that such Note has been duly executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the purchasers thereof, such Note will constitute a valid and binding obligation of SunAmerica, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

               The foregoing opinion does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal, premium, if any, or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In addition, for purposes of the foregoing opinion we have assumed that (a) the Notes will conform to the forms attached to the certificate delivered today executed by the Secretary of the Company and will be appropriately completed and (b) none of the terms of the Notes not contained in the forms examined by us will violate any applicable law or be unenforceable. In addition, the foregoing opinion is based upon facts as we understand them to exist on the date hereof and the law which is applicable on the date hereof.

               We are members of the Bar of the State of New York and our opinion is limited to the Federal laws of the United States and the laws of the State of New York.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus Supplement. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                       Very truly yours,


                                       /s/ Davis Polk & Wardwell
                                      ----------------------------
                                          Davis Polk & Wardwell